Consent of Carolyn Kolks

I consent to the filing of the form of my tax opinion as an exhibit to the Registration Statement on Form N-14 of Principal Investors Fund, Inc. to be filed with the Securities and Exchange Commission on or about March 16, 2005 and to the reference made to me therein and in any amendment thereto.

/s/ Carolyn Kolks
Carolyn Kolks
711 High Street
Des Moines, Iowa  50392-0200
March 15, 2005